UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2023

MariaDB plc

(Exact name of registrant as specified in its charter)

Ireland	001-41571	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Veterans Blvd

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(855) 562-7423

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	MRDB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MRDBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2023, MariaDB USA, Inc. (the “Company” or “MariaDB”), a wholly owned subsidiary of MariaDB plc, an Irish public limited corporation, entered into an employment agreement with Mr. Franz Aman, Chief Marketing Officer (the “Employment Agreement”), with a term effective May 1, 2023, renewable annually, which supersedes and replaces the terms of the offer letter between Mr. Aman and MariaDB Corporation Ab, dated February 12, 2018.

The Employment Agreement provides for: (i) an annual base salary of $325,000 per year; (ii) participation in an annual incentive program with a target bonus of $162,500 per year; (iii) participation in the employee benefit plans and programs maintained by the Company for the benefit of the Company’s similarly situated employees; (iv) reimbursement of all reasonable, customary and necessary business expenses; and (v) paid time off, subject to the Company’s paid time off policy applicable to exempt employees.

If the Company terminates Mr. Aman’s employment without cause or Mr. Aman resigns for good reason, in either case not in connection with a change of control, Mr. Aman is eligible to receive the following: (i) six months’ base salary (disregarding any salary reduction that forms the basis for a good reason termination); (ii) fifty percent of annual target bonus, based on actual performance under the bonus program; and (iii) payment or reimbursement of COBRA premiums for six months after termination or, if earlier, until Mr. Aman ceases to be eligible for COBRA or Mr. Aman becomes eligible for group health insurance coverage from another employer.

If within three months prior to, on or within 12 months after a change of control, MariaDB terminates Mr. Aman’s employment without cause or Mr. Aman resigns for good reason, Mr. Aman is eligible to receive the following: (i) a lump sum payment equal to six months’ base salary (disregarding any salary reduction that forms the basis for a good reason termination); (ii) fifty percent of annual target bonus; (iii) a lump sum payment equal to six months of COBRA premiums; and (iv) full accelerated vesting of all then outstanding compensatory equity awards that vest based on continued employment or service.

The severance payments and benefits described above are subject to Mr. Aman’s timely execution and non-revocation of a general release of claims in favor of the Company.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement to be filed as an Exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MariaDB plc
Dated: July 13, 2023
	By:	/s/ Conor McCarthy
		Name:	Conor McCarthy
		Title:	Chief Financial Officer